EXHIBIT 4.2

                            PUT OPTION CERTIFICATE

                        For the Sale of Common Shares,
                           Par Value $.004 per Share

                                      of

                          REDWOOD BROADCASTING, INC.
                           (a Colorado corporation)

 Option No.                                            Options
  /  P-  /                                             /    /


     THIS PUT OPTION CERTIFIES THAT, for value received, ________________ _____________________, or registered assigns ("Putholder") is the registered owner of the above indicated number of Options entitling the Putholder to surrender to Redwood Broadcasting, Inc., a Colorado corporation (the "Company"), up to _______________________ shares of the Company's $.004 par value common stock ("Common Stock") at a price of $1.50 per share (the "Redemption Price") for a period of ninety (90) days commencing on the effective date of a Registration Statement (the "Registration Statement") registering for sale under the Securiteis Act of 1933, as amended (the "Act"), the Put Options represented by this Put Option Certificate (the "Redemption Period"), but only subject to the conditions set forth herein. This Option will expire ninety days following the effective date of the Registration Statement at 5:00 p.m., Denver, Colorado, time (the "Put Option Expiration Date"). The Redemption Price, the number of shares to be surrendered upon exercise of each Option, and the Put Option Expiration Date are subject to adjustments described herein. The Putholders may exercise all or any number of the Options represented hereby. Upon exercise of this Option, the Put Redemption Certificate hereinafter provided for must be completed and duly executed and the instructions for Redemption of the Common Stock contained herein should be read carefully and followed in detail. If the rights represented hereby shall not be exercised at or before the Put Option Expiration Date, this Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     1.   TERM OF OPTION.
          ---------------
          The Options evidenced by this Put Option Certificate may be exercised in whole or in part at any time, commencing upon the issuance hereof and ending at 5:00 o'clock p.m. on the Put Option Expiration Date; provided, however, that the Company may extend the Redemption Period of this Option by giving notice of such extension.

     2.   NOTICE OF EXTENDED REDEMPTION DATE.
          -----------------------------------
          The Company may extend the Redemption Date for the exercise of this Option at any time by giving thirty (30) days' written notice thereof to the Putholder. If this Option is not exercised on or before the extended Put Option Expiration Date, it shall become wholly void.

     3.   ADJUSTMENTS OF REDEMPTION PRICE AND SHARES.
          -------------------------------------------
          In the event the Common Stock to be surrendered upon exercise of this Option shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, or in the event the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company, or subdivide or combine the outstanding shares of Common Stock, then in each such event the Holder of this Option shall have the right thereafter to exercise this Option and surrender the kind and amount of shares of stock and other securities and property received by the Putholder as a result of such reorganization, reclassification or other change. In the case of any such reorganization, reclassification or change, the Redemption Price shall also be appropriately adjusted so as to maintain the aggregate Redemption Price. Further, in case of any consolidation or merger of the Company with or into another corporation in which consolidation or merger the Company is not the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety, or substantially as an entirety, the Company shall cause effective provision to be made so that the Putholder shall have the right thereafter, by exercising this Option, to surrender to the continuing company the kind and amount of shares of stock and other securities and property received by the Putholder as a result of such consolidation, merger, sale or conveyance, which provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          Notwithstanding the foregoing, no adjustment of the Redemption Price shall be made as a result of or in connection with (1) the issuance or redemption of Common Stock of the Company pursuant to options, warrants and share purchase agreements now in effect or hereafter outstanding or created,
(2) the establishment of option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance or redemption of Common Stock upon exercise of any options pursuant to such plans,
(3) the issuance or redemption of Common Stock in connection with an acquisition, consolidation or merger of any type in which the Company is the continuing corporation, or (4) the issuance or redemption of Common Stock in consideration of such cash, property or service as may be approved by the Board of Directors of the Company and permitted by applicable law.

     4.   ADJUSTMENT TO PURCHASE PRICE.
          -----------------------------
          The Company may, in its sole discretion, increase (but not lower) the purchase price at any time, or from time-to-time. When any adjustment is made in the purchase price, the Company shall cause a copy of such statement to be mailed to the Putholder, as of a date within ten (10) days after the date when the purchase price has been adjusted.

     5.   MANNER OF EXERCISE.
          -------------------
          The holder of the Options evidenced by this Put Option Certificate may exercise all or any whole number of such Options during the Redemption Period in the manner stated herein. Put Options may be exercised by mailing or delivering a duly executed and completed Put Redemption Certificate indicating the number of shares being tendered for redemption, and a certificate or certificates representing the number of shares of Common Stock being tendered, to the principal offices of the Company, P.O. Box 3458, 7518 Elbow Bend Road, Building A, Suite 5-I, Carefree, Arizona 85377. Put Redemption Certificates, together with certificates representing the number of shares of Common Stock being tendered, must arrive at the principal offices of the Company on or before the Put Option Expiration Date. Put Redemption Certificates received after the Put Option Expiration Date will not be honored. Once a Putholder has exercised a Put Option, the exercise is irrevocable. Delivery of Put Redemption Certificates and Common Stock certificates to the Company shall be the sole responsibility of the Putholder, and all risks associated therewith shall be borne by the Putholder and not the Company. If the mail is used to exercise Put Options, it is recommended that insured, registered mail be used. Any questions or requests for assistance concerning the method of exercising the Put Options should be directed to the Company. All questions as to the validity, form, eligibility and acceptance of any exercise of Put Options will be determined by the Company in its sole discretion. The Company may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as it may determine, or reject any exercise of a Put Option which it determines to have been made improperly.

     6.   PAYMENT UPON EXERCISE.
          ----------------------
          Within ten (10) days of receipt of a duly executed and completed Put Redemption Certificate, together with a certificate or certificates representing the number of shares of Common Stock being tendered, the Company will mail to each exercising Putholder a check from the Company in consideration for the shares that were tendered and redeemed by the Company, and will return to each tendering Putholder a certificate for all shares of Common Stock surrendered in excess of those tendered for redemption, if any.

     7.   COMMITMENT.
          -----------
          The Company agrees to carry out and perform all of the obligations of this Pu Option, in accordance with the terms and conditions hereof.

     8.   ASSIGNMENT.
          -----------
          This Put Option is freely assignable by the holder hereof.

Dated: ___________________________      REDWOOD BROADCASTING, INC.

Attest:

By:  ------------------------------     By:  ---------------------------------
     Secretary                               President

                          REDWOOD BROADCASTING, INC.
                          PUT REDEMPTION CERTIFICATE
                (Transfer Fee:  $10.00 per certificate issued)

   The undersigned hereby irrevocably elects to exercise ___________________ Put Options represented by this Put Option Certificate, and tenders herewith the corresponding number of shares of Redwood Broadcasting, Inc. $.004 par value Common Stock ("Common Stock") for redemption under the terms of this Put Option Certificate (represented by certificate(s) ____________________ totalling ____________________ shares of Common Stock) and requests that payment for such shares in the amount of $_________________________ be made to:
_______________________________________________________________________________


                                    Address
_______________________________________________________________________________
                  Social Security or other identifying number
_______________________________________________________________________________

and be delivered to
_______________________________________________________________________________
                                     Name
at
_______________________________________________________________________________
                                    Address

and, if said number of Put Options shall not be all the Put Options evidenced by this Put Option Certificate, that a new Put Option Certificate for the balance of such Put Options, together with a Common Stock certificate representing the balance of __________________ shares of Common Stock represented by Common Stock certificate(s) _______________________, which are not being tendered herewith, be registered in the name of, AND delivered to, the undersigned at the address stated below.

Dated: ____________________, 19____

Name of Putholder:  ___________________________________________________

Address:  _____________________________________________________________

_______________________________________________________________________

Signature:  ___________________________________________________________

                                  ASSIGNMENT

   For value received ______________________________________________________

hereby sells, assigns, and transfers unto __________________________________

____________________________________________________________________________

Put Options represented by this Put Option certificate, together with all right, title, and interest therein, and do hereby irrevocably constitute and appoint _____________________________________________________________________

_____________________________________________________________________________

attorney, to transfer this Put Option certificate on the books of the Company, with full power of substitution.

Dated: _____________, 19____  X________________________________________________

                              X________________________________________________

SIGNATURE GUARANTEED:         NOTICE:  The signature to this assignment must
                              correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

   IMPORTANT: SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, MIDWEST STOCK EXCHANGE.